Exhibit 99.1

EyePoint Pharmaceuticals Signs Exclusive License Agreement with Equinox Science to Develop Tyrosine Kinase Inhibitor Vorolanib for the Treatment of Wet AMD, Diabetic Retinopathy and Retinal Vein Occlusion

– EYP-1901 combines vorolanib with EyePoint’s bioerodible Durasert™ technology as a six-month sustained release intravitreal therapeutic program to potentially reduce injection frequency of currently available treatments–

– EYP-1901 FDA Type B Pre-IND meeting completed clarifying the pathway for a Phase 1 clinical trial that is expected to provide data in second half of 2021–

WATERTOWN, Mass.,  February 3, 2020 -  EyePoint Pharmaceuticals, Inc. (NASDAQ: EYPT), a biopharmaceutical company committed to developing and commercializing innovative ophthalmic products, today announced that it has signed an exclusive license agreement with Equinox Science, LLC, to develop vorolanib, a tyrosine kinase inhibitor, for the treatment of wet age-related macular degeneration (wAMD), diabetic retinopathy (DR) and retinal vein occlusion (RVO). Vorolanib is being developed as EYP-1901 utilizing Eyepoint’s bioerodible Durasert technology, a miniaturized, injectable, sustained-release intravitreal drug delivery system with a 6-month duration. The Company recently completed a positive Type B pre-Investigational New Drug (IND) meeting with the U.S. Food and Drug Administration (FDA) clarifying the pathway for a phase 1 clinical trial. The Company expects this phase 1 trial to provide data in the second half of 2021.

“EyePoint is dedicated to developing and commercializing innovative treatments for ocular diseases, and we are very excited about the potential for EYP-1901 as a vital, new six-month treatment for serious eye diseases, including wet AMD, DR and RVO.” said Nancy Lurker, President and Chief Executive Officer of EyePoint Pharmaceuticals. “We are encouraged by the potential of vorolanib, as it demonstrated a promising Phase 1 and Phase 2 efficacy signal in prior human wAMD studies as an oral therapy and in preclinical animal studies as intravitreal EYP-1901.  Our proven Durasert technology provides the unique opportunity to investigate EYP-1901 as a six-month treatment option for patients that also has the potential to avoid the frequent injections required for currently available biologics. We look forward to providing updates on the progress of this important program.”

“We are very pleased with the signing of this license agreement with EyePoint Pharmaceuticals,” said Lieming Ding, M.D., Chairman of Equinox’s Board of Directors. “We believe that combining vorolanib with EyePoint’s bioerodible Durasert technology will deliver an exciting new treatment option for patients suffering from wet-AMD, DR and RVO.”

Under the terms of the agreement, EyePoint is responsible for the development and worldwide (excluding China, Macau, Hong Kong and Taiwan) commercialization of EYP-1901. The Company will make an upfront payment of $1 million to Equinox Science and pay developmental and regulatory milestones and post-commercialization royalties.

Wet AMD, RVO and DR are leading causes of vision loss and are most commonly treated with intravitreal injections of biologics that block the vascular endothelial growth factor (VEGF) molecules that play a central role in the abnormal retinal blood vessel growth leading to disease recurrence.

FDA-approved biologic treatments for these diseases are injected into the eye as frequently as monthly but real world outcomes typically have fewer injections and lead to progressive visual acuity loss.

About Wet Age-Related Macular Degeneration

Wet AMD is the leading cause of vision loss among people 50 years of age and older in the United States. wAMD affects the macula where abnormal blood vessels grow while leaking blood and fluid, which results in damage and scarring of the macula and vision loss.

About Diabetic Retinopathy

Diabetic retinopathy is a frequent complication of diabetes mellitus. Slow but progressive changes in the small blood vessels of the retina may cause no symptoms or only mild vision problems in early stages. As the disease progresses, retina bleeding and fluid accumulation can eventually lead to blindness.

About Retinal Vein Occlusion

RVO is a common cause of vision loss in older individuals with over 90% of cases occurring in patients over the age of 55 years. It is the second most common retinal vascular disease after diabetic retinopathy. As in wet AMD, the hypoxic retinal tissue in RVO releases VEGF and inflammatory mediators, thereby inducing the complication of macular edema, a cause of significant visual acuity loss.

About Equinox Science, LLC

Equinox is a biopharmaceutical company working to improve the lives of patients with cancer by discovering medicines to fight advanced tumors. Equinox is developing a pipeline of oncology therapies to target a wide range of advanced tumors.

About EyePoint Pharmaceuticals

EyePoint Pharmaceuticals, Inc. (www.eyepointpharma.com) is a biopharmaceutical company committed to developing and commercializing innovative ophthalmic products in indications with high unmet medical need to help improve the lives of patients with serious eye disorders. The Company currently has two commercial products: DEXYCU®, the first approved intraocular product for the treatment of postoperative inflammation, and YUTIQ®, a three-year treatment of chronic non-infectious uveitis affecting the posterior segment of the eye. The Company's pipeline leverages its proprietary bioerodible Durasert™ technology for extended intravitreal drug delivery including EYP-1901 targeting wet age-related macular degeneration, diabetic retinopathy and retinal vein occlusion. EyePoint Pharmaceuticals is headquartered in Watertown, Massachusetts with offices in Basking Ridge, New Jersey. To learn more about the Company, please visit www.eyepointpharma.com and connect on Twitter and LinkedIn.

SAFE HARBOR STATEMENTS UNDER THE PRIVATE SECURITIES LITIGATION ACT OF 1995: Various statements made in this release are forward-looking, and are inherently subject to risks, uncertainties and potentially inaccurate assumptions. All statements that address activities, events or developments that we intend, expect, plan or believe may occur in the future, including but not limited to statements about our expectations regarding the timing and clinical development of our product candidates, including EYP-1901; and the potential for EYP-1901 as a vital, new six-month treatment for serious eye diseases, including wet AMD, DR and RVO. Some of the factors that could cause actual results to differ materially from the anticipated results or other expectations expressed, anticipated or implied in our forward-looking statements are risks and uncertainties inherent in our business including, without limitation: the effectiveness and timeliness of clinical trials, and the usefulness of the data; the timeliness of regulatory approvals; our ability to achieve profitable operations and access to needed capital; fluctuations in our operating results; our ability to successfully produce sufficient commercial quantities of YUTIQ and DEXYCU and to successfully commercialize YUTIQ and DEXYCU in the U.S.; our ability to sustain and enhance an effective commercial infrastructure and enter into and maintain commercial agreements for YUTIQ and DEXYCU; the development of our YUTIQ line extension shorter-duration treatment for non-infectious uveitis affecting the posterior segment of the eye; potential off-label sales of ILUVIEN for non-infectious uveitis affecting the posterior segment of the eye; consequences of fluocinolone acetonide side effects for YUTIQ; consequences of dexamethasone side effects for DEXYCU; successful commercialization of, and receipt of revenues from, ILUVIEN for diabetic macular edema, or DME; Alimera’s ability to obtain additional marketing approvals and the effect of pricing and reimbursement decisions on sales of ILUVIEN for DME; Alimera’s ability to commercialize ILUVIEN for non-infectious uveitis affecting the posterior segment of the eye in the territories in which Alimera is licensed to do so; our ability to market and sell products; the success of current and future license agreements, including our agreement with Equinox Science; termination or breach of current license agreements, including our agreement with Equinox Science; our dependence on contract research organizations, contract sales organizations, vendors and investigators; effects of competition and other developments affecting sales of products; market acceptance of products; effects of guidelines, recommendations and studies; protection of intellectual property and avoiding intellectual property infringement; retention of key personnel; product liability; industry consolidation; compliance with environmental laws; manufacturing risks; risks and costs of international business operations; volatility of stock price; possible dilution; absence of dividends; and other factors described in our filings with the Securities and Exchange Commission. We cannot guarantee that the results and other expectations expressed, anticipated or implied in any forward-looking statement will be realized. A variety of factors, including these risks, could cause our actual results and other expectations to differ materially from the anticipated results or other expectations expressed, anticipated or implied in our forward-looking statements. Should known or unknown risks materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected in the forward-looking statements. You should bear this in mind as you consider any forward-looking statements. Our forward-looking statements speak only as of the dates on which they are made. We do not undertake any obligation to publicly update or revise our forward-looking statements even if experience or future changes makes it clear that any projected results expressed or implied in such statements will not be realized.

Contacts

Investors:
Argot Partners

Kimberly Minarovich or Joe Rayne

212-600-1902

eyepoint@argotpartners.com

Media:
Thomas Gibson

201-476-0322
tom@tomgibsoncommunications.com

Equinox Science, LLC Contact

Kevin Sang, Chief Operating Officer

561.835.9356

kevin.sang@equinoxsciences.com